UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
------------------------------------------------------------------------

FORM 8-K
------------------------------------------------------------------------
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Earliest Event Date requiring this Report:  July 29, 2011

CHDT CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	0-28331	84-1047159
(State of Incorporation or	(Commission File Number)	(I.R.S. Employer
Organization)		Identification No.)

350 Jim Moran Blvd.
Suite 120
Deerfield Beach, Florida 33442
(Address of principal executive offices)

(954) 252-3440
 (Registrant's telephone number, including area code)

Item 8.01 OTHER EVENTS

Change in Aggregate Stock Ownership of Members of Management of the Reporting Company. Howard Ullman, the former Chairman of the Board of Directors of CHDT Corporation (the “Reporting Company”), sold an aggregate of 67,023,854 shares of Reporting Company’s Common Stock, $0.0001 par value per share, (“Common Stock”) in two private transactions that closed on July 29, 2011.  These shares were sold as follows:  (a) 33,511,927 shares to Stewart Wallach, the Reporting Company’s Chief Executive Officer and director, and (b) 33,511,927 shares to JWTR Holdings, LLC, a Delaware limited liability company, (“JWTR”) a company controlled and owned by Jeffrey Postal, a director of the Reporting Company.   As a result of these two transactions, Mr. Wallach’s beneficial ownership of the Common Stock increased to approximately 23% of the issued and outstanding shares of Common Stock and increased Mr. Postal’s beneficial ownership (if Mr. Postal is deemed to beneficially own the shares acquired by JWTR) to approximately 9.6% of the issued and outstanding shares of Common Stock (based in each instance on 649,510,532 issued and outstanding shares).  Mr. Ullman’s ownership of shares of Common Stock was reduced to 12,688,375 shares of Common Stock or approximately 2% of the issued and outstanding shares of Common Stock.

Mr. Ullman was also granted a put by Mr. Wallach to 9,700,000 shares of Common Stock at an exercise price of $0.029 per share and a put by JWTR to 9,700,000 shares of Common Stock at an exercise price of $0.029 per share.  These puts allow Mr. Ullman to satisfy a potential option commitment to a third party.

As a result of these transactions, Mr. Ullman has ceased to be a member of Reporting Company management and has ceased to be a principal shareholder of the Reporting Company.

Assignment of Guaranty and Subordination Obligations of Debt Financing,

Background.  On September 8, 2010, in order to fund increasing accounts receivables and support working capital needs, Capstone Industries, Inc., a Florida corporation and a wholly-owned subsidiary of the Reporting Company, (“Capstone”) secured a Financing Agreement from Sterling Capital Funding (“Sterling”), a division of Sterling Factors Corporation, located in New York, whereby Capstone receives funds for assigned retailer shipments. The assignments provide funding for an amount up to 85% of net invoices submitted.  There will be a base management fee equal to .45% of the gross invoice amount. The interest rate of the loan advance is ¼% above Sterling National Bank Base Rate, which at time of closing was 5%.  Reporting Company and Howard Ullman, the then-current Chairman of the Board of Directors of Reporting Company, personally guaranteed Capstone’s obligations under this financial agreement. As part of this financial agreement with Sterling, a subordination agreement was executed with Howard Ullman, a shareholder and director of the Company.  These agreements subordinated the debt of $121,263 (plus future interest) and $81,000 (plus future interest) (“subordinated debt”) due to Howard Ullman to Sterling’s loan to Capstone. No payments will be made on the Mr. Ullman’s subordinated debt until the Sterling’s loan to Capstone is paid in full.

July 29, 2011 Agreements.  In and as part of two private transactions that closed on 29 July 2011 and consisted in part of the stock sales described above, Mr. Wallach and JWTR assumed the subordination agreement obligations and Mr. Wallach assumed the obligations of the Guaranty Agreement of Mr. Ullman under two agreements between Mr. Ullman and Sterling:  9 September 2010 subordination agreement and 24 August 2010 Guaranty and Security Agreement, and Mr. Wallach and JWTR acquired the promissory notes issued to Mr. Ullman by the Reporting Company in connection with the subordinated debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHDT CORPORATION, A FLORIDA CORPORATION

Date:   August 4, 2011

By: /s/ Stewart Wallach
Stewart Wallach, CEO